ENERGY CONVERSION DEVICES REPORTS NET INCOME OF $0.17 PER SHARE

ON REVENUES OF $70 MILLION FOR THIRD QUARTER FISCAL 2008

▪	Company Reaches Profitability
▪	Solar Gross Margin Exceeds 30 Percent
▪	Internal Funding for Next 120MW Expansion

Rochester Hills, Mich., May 8, 2008 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building integrated and commercial rooftop markets, today announced financial results for the third quarter and nine-month period ended March 31, 2008.

Total consolidated revenues for the quarter were $70 million, up 24 percent from second quarter revenues of $56.4 million, and 155 percent higher than third quarter fiscal 2007 revenues of $27.4 million. Solar product sales were $64.9 million, a 31 percent sequential increase and a 193 percent increase over the prior-year quarter.

Net income for the third quarter was $7.0 million, or $0.17 per share, compared to a net loss of $5.4 million, or $0.14 per share, in the second quarter of fiscal 2008, and a net loss of $6.9 million, or $0.17 per share, in the year-ago period. Third quarter results include preproduction costs of approximately $751,000 and restructuring charges of $2.4 million, representing $0.08 per share in the aggregate.

Gross margin on product sales in the solar business was 30.7 percent in the third quarter, compared with 19.2 percent in the second quarter. The gross margin improvement was driven by better factory utilization and yield, and favorable customer/product mix.

Mark Morelli, ECD’s president and chief executive officer, commented, “I’m pleased to report that we’ve reached profitability, and we’ve done so through sustainable changes to our business. This is a key milestone in our company’s history, and a testament to the commitment and hard work of our colleagues.”

United Solar Ovonic produced 21.6 MWs in the third quarter and 47.4 MWs for the first nine months of the fiscal year. The company confirmed its plans to expand and add 120MWs of additional nameplate capacity to its existing Greenville facilities. ECD will be able to internally fund this expansion through available funds and cash flow from operations. This previously announced expansion will increase the company’s nameplate capacity to approximately 300MWs by the end of fiscal year 2010.

“Our focused efforts are achieving tangible results. These include profitability driven by operational improvements, a substantial increase in sustainable gross margin, and $6 million in positive operating cash flow for the fiscal third quarter. Demand for our products continues to exceed available supply, and we are emphasizing take-or-pay agreements which give us better forward visibility, while ensuring supply to our strategic channel partners. These changes have strengthened our current financial position, positioned us for future profitable growth and give us the flexibility to internally fund our new 120MW expansion,” added Mr. Morelli.

Nine Months Results

For the first nine months of fiscal 2008, total consolidated revenues were $173.5 million compared with $77.6 million for the first nine months of fiscal 2007, an increase of 124 percent. Solar product sales totaled $154.5 million in the first nine months of fiscal 2008, a 150 percent increase compared with $61.7 million last year.

For the nine-month period, the company reported a net loss of $6 million, or $0.15 per share, compared with the previous nine month’s net loss of $12.1 million, or $0.31 per share. Restructuring costs for the first nine months of fiscal 2008 were $7.5 million. Preproduction costs for the year-to-date period were $5.6 million.

Fourth Quarter/Fiscal Year 2008 Updated Guidance

Total consolidated revenues are expected to be between $73 and $78 million for the fiscal fourth quarter ending June 30, 2008 and between $246 and $251 million for fiscal 2008. Solar product sales for the fourth quarter are expected to be $68 to $73 million, and $222 to $227 million for fiscal 2008. For the fourth quarter, ECD expects it will maintain the 30 to 31 percent gross margin it achieved in the third quarter. Restructuring costs are expected to be between $2 to $3 million for the fourth quarter and $10 to $11 million for fiscal 2008. Preproduction costs are expected to be approximately $1.5 to $2 million for the fourth quarter and between $7 and $8 million for fiscal 2008.

Conference Call / Webcast Details

Management of Energy Conversion Devices will review these financial results on a conference call on Thursday, May 8, 2008 at 10:00 a.m. ET. The dial-in number for the live audio call is 877-858-2512 or 706-634-6076 (international) with conference ID number 44703161. The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Conference Calls – section of the company’s website at www.ovonic.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., May 10, 2008, and can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international), with conference ID number 44703161. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER) is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to achieve sustainable profitability; our ability to maintain our customer relationships; our ability to expand our manufacturing capacity in a timely and cost-effective manner; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and the resolution of pending legal disputes. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President

Investor Relations & Corporate Communications

(248) 299-6063

ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenues
Product Sales	$65,366	$23,206	$159,391	$64,731
Royalties	1,537	769	4,044	2,397
Revenue from Product Development Agreements	2,691	2,887	8,490	8,750
Revenue from License Agreements	264	238	1,015	734
Other	124	329	533	947
Total Revenues	69,982	27,429	173,473	77,559
Expenses
Cost of Product Sales	45,296	19,787	122,109	54,122
Cost of Revenues from Product Development Agreements	1,863	2,012	5,391	5,726
Product Development and Research	1,653	5,671	7,698	15,338
Preproduction Costs	751	491	5,575	1,595
Operating, Selling, General and Administrative (Net) (Including Patents)	12,461	10,448	37,082	26,977
Restructuring Charges	2,386	—	7,457	—
Total Expenses	64,410	38,409	185,312	103,758
Income (Loss) from Operations	5,572	(10,980)	(11,839)	(26,199)
Total Other Income	1,439	4,109	5,914	14,113
Net Income (Loss) before Income Taxes	7,011	(6,871)	(5,925)	(12,086)
Income Taxes	37	—	94	—
Net Income (Loss)	$6,974	$(6,871)	$(6,019)	$(12,086)
Basic Net Income (Loss) Per Share	$.17	$(.17)	$(.15)	$(.31)
Diluted Net Income (Loss) Per Share	$.17	$(.17)	$(.15)	$(.31)
Shares Used In Calculation of Net Loss Per Share
Basic	40,317	39,517	40,100	39,295
Diluted	40,719	39,517	40,100	39,295

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) ECD uses the following measures (unaudited) as defined by the Securities and Exchange Commission as non-GAAP measures:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
	(In Thousands Except Per Share Data)
Net Income (Loss)	$6,974	$(6,871)	$(6,019)	$(12,086)
Add:
– Preproduction Costs	751	491	5,575	1,595
– Restructuring Charges	2,386	—	7,457	—
Net Income (Loss) as Adjusted (Non-GAAP)	$10,111	$(6,380)	$7,013	$(10,491)
Net Income (Loss) (Basic and Fully Diluted) Per Share as Reported	$.17	$(.17)	$(.15)	$(.31)
Net Income (Loss) (Basic and Fully Diluted) Per Share as Adjusted (Non-GAAP)	$.25	$(.16)	$.17	$(.27)

ENERGY CONVERSION DEVICES INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31, 2008	June 30, 2007
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$80,690	$80,770
Restricted Investments	5,659	—
Short-Term Investments	14,963	125,004
Accounts Receivable (Net)	44,204	36,498
Inventories	32,232	38,692
Assets Held for Sale	1,539	1,524
Property, Plant and Equipment (Net)	384,583	311,369
Other	41,274	6,822
TOTAL ASSETS	$605,144	$600,679
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Other Liabilities	$47,166	$42,940
Long-Term Liabilities	31,499	32,232
TOTAL LIABILITIES	78,665	75,172
STOCKHOLDERS’ EQUITY	526,479	525,507
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$605,144	$600,679

ENERGY CONVERSION DEVICES INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES:
Net Loss	$(6,019)	$(12,086)
Adjustments to Reconcile Net Loss to Net Cash Provided By (Used In) Operating Activities:
Depreciation and Amortization	15,059	8,258
Bad Debt and Other Expenses	734	(55)
Amortization of Premium (Discount) on Investments	—	(146)
Allowance for Slow-Moving Inventory	1,793	1,421
Restructuring Charge	1,019	—
Stock and Stock Options Issued for Services Rendered	1,506	1,455
Other	(359)	(1,478)
Changes in Working Capital	(1,064)	1,299
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	12,669	(1,332)
INVESTING ACTIVITIES:
Increase in Restricted Investment	(5,659)	—
Purchases of Property, Plant and Equipment (Including Construction in Progress) (Net)	(88,375)	(139,420)
Proceeds from Sale of Investments	75,379	21,504
Payment to Ovonyx	—	(200)
NET CASH USED IN INVESTING ACTIVITIES	(18,655)	(118,116)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,971	8,308
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(65)	(18)
NET CASH FLOW	(80)	(111,158)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	80,770	164,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$80,690	$53,804

ENERGY CONVERSION DEVICES INC. AND SUBSIDIARIES

SEGMENT REVENUE AND OPERATING INCOME/(LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007	2008	2007
	Revenues		Income (Loss) from Operations
United Solar Ovonic	$66,736	$23,841	$13,735	$518
Ovonic Materials	3,178	3,442	940	(4,185)
Corporate Activities	253	291	(9,175)	(6,796)
Consolidating Entries	(185)	(145)	72	(517)
Consolidated	$69,982	$27,429	$5,572	$(10,980)

	Nine Months Ended March 31,
	2008	2007	2008	2007
	Revenues		Income (Loss) from Operations
United Solar Ovonic	$160,343	$66,895	$15,352	$2,870
Ovonic Materials	12,840	10,263	639	(10,957)
Corporate Activities	797	890	(27,983)	(16,527)
Consolidating Entries	(507)	(489)	154	(1,585)
Consolidated	$173,473	$77,559	$(11,838)	$(26,199)

Segment Operations – United Solar Ovonic (In Thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
PV Product Sales	$64,941	$22,143	$154,538	$61,715
Megawatts Produced	21.6	8.8	47.4	21.8
Megawatts Shipped	21.5	7.4	51.4	19.2
Cost of Product Sales	$45,021	$18,303	$117,846	$50,298
Gross Margin	$19,920	$3,840	$36,692	$11,417
Gross Margin %	30.7%	17.3%	23.7%	18.5%
Other Revenues:
Research and Development	$1,795	$1,696	$5,805	$5,174
Other Operating Revenues	—	2	—	6
Other Revenues Total	1,795	1,698	5,805	5,180
Total Revenues	66,736	23,841	160,343	66,895
Other Expenses:
Research and Development	1,943	1,945	6,314	4,793
Preproduction	751	491	5,574	1,595
Operating, Selling, General and Administrative Expenses	5,286	2,584	15,257	7,339
Total Other Expenses	7,980	5,020	27,145	13,727
Income from Operations	$13,735	$518	$15,352	$2,870

Segment Operations – Ovonic Materials (In Thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Product Sales	$425	$1,063	$4,872	$3,016
Cost of Product Sales	356	1,098	4,519	2,674
Other Revenues:
Royalties	1,537	769	4,044	2,397
Research and Development	896	1,194	2,684	3,596
Licenses	264	238	1,015	734
Other Operating Revenues	56	178	225	520
Other Revenues Total	2,753	2,379	7,968	7,247
Total Revenues	3,178	3,442	12,840	10,263
Other Expenses:
Research and Development	1,573	5,740	6,776	16,289
Operating, General and Administrative Expenses	309	789	906	2,257
Total Other Expenses	1,882	6,529	7,682	18,546
Income (Loss) from Operations	$940	$(4,185)	$639	$(10,957)

Segment Operations – Corporate Activities (In Thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Other Operating Revenues	$253	$291	$797	$890
Other Expenses:
Restructuring	2,386	—	7,457	—
Operating, General and Administrative Expenses	7,042	7,087	21,323	17,417
Total Expenses	9,428	7,087	28,780	17,417
Loss from Operations	$(9,175)	$(6,796)	$(27,983)	$(16,527)